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                                                                    EXHIBIT 99.2

I, Ronald E. Kimbrough, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer and Acting Principal Executive Officer) of American Realty Investors, Inc., certify that:

1. I have reviewed this quarterly report on Form 10-Q of American Realty Investors, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.


Date:   October 11, 2002                          /s/ Ronald E. Kimbrough
     ------------------------                 ----------------------------------
                                              Ronald E. Kimbrough
                                              Executive Vice President
                                              and Chief Financial Officer
                                              (Principal Financial and
                                              Accounting Officer and
                                              Acting Principal Executive Officer

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